Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 26, 2013 relating to the consolidated financial statements of Truett-Hurst, Inc. which appears in Truett-Hurst, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

Santa Rosa, California

November 6, 2013